RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrch.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, of IntelGenx Technologies Corp. of our report dated March 29, 2010, relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2009 and 2008 appearing in this Registration Statement.

RSM Richter Chamberland LLP (Signed)

Chartered Accountants

Montréal, Canada
November 11, 2010